PROXY                                                              EXHIBIT 99.2


                            ORANGE NATIONAL BANCORP

                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD _________, 1999

                           THE BOARD OF DIRECTORS OF
                ORANGE NATIONAL BANCORP IS SOLICITING THIS PROXY


      I/we hereby nominate, constitute and appoint Gerald R. Holte and Wayne F. Miller and each of them, their attorneys, agents and proxies, with full powers of substitution to each, to attend and act as proxy or proxies at the 1999 Special Meeting of Shareholders of ORANGE NATIONAL BANCORP which will be held at _____________, on _______, 1999 at _____: a.m., and at any and all
adjournments thereof, and to vote as I/we have indicated the number of shares which I/we, if personally present, would be entitled to vote.

                      PLEASE SIGN AND DATE ON REVERSE SIDE



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

Please mark    [X]
your votes as
indicated in
this example.


PURPOSES:

1. MERGER WITH CVB FINANCIAL CORP. To approve the Agreement and Plan of Reorganization between Orange National Bancorp and CVB Financial Corp. Under this merger agreement, Orange National Bancorp will merge into CVB Financial Corp. and Orange National Bank will merge into Citizens Business Bank.

          FOR            AGAINST             ABSTAIN
          [ ]              [ ]                 [ ]

2. OTHER BUSINESS. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting and at any and all adjournments thereof. IF ANY OTHER MATTER IS PRESENTED, YOUR PROXY WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS, OR, IF THE BOARD OF DIRECTORS GIVES NO RECOMMENDATION, IN THEIR OWN DISCRETION. The Board of Directors at present knows of no other business to be presented at the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT WITH CVB FINANCIAL CORP. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE APPROVAL OF THE MERGER AGREEMENT WITH CVB FINANCIAL CORP.

                           PLEASE SIGN AND DATE BELOW

I/we hereby ratify and confirm all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revoke any and all proxies I/we have given before to vote at the meeting. I/we acknowledge receipt of the notice of Special Meeting and the Proxy Statement which accompanies the notice.


Signed: ____________________ Signed: ____________________ Dated: ________, 1999

Please date this Proxy and sign above as your name(s) appear(s) on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE